Exhibit 99.1
VIPER ENERGY ANNOUNCES PRICING OF UPSIZED CLASS A COMMON STOCK OFFERING

MIDLAND, Texas, September 11, 2024 (GLOBE NEWSWIRE) – Viper Energy, Inc. (NASDAQ: VNOM) (“Viper”) announced today the pricing of an underwritten public offering of 10,000,000 shares of its Class A common stock at a price to the public of $42.50 per share (the “Primary Offering”). Viper’s offering of 10,000,000 shares of Class A common stock represents a 1,500,000 share upsize to the originally proposed 8,500,000 share offering. The underwriters have a 30-day option to purchase up to an additional 1,500,000 shares of Class A common stock from Viper at the public offering price (less the underwriting discount).
Net proceeds to Viper from the sale of the 10,000,000 shares of its Class A common stock, after the underwriting discount and estimated offering expenses, will be approximately $413.7 million (or $475.9 million, if the underwriters exercise their option in full).
Viper intends to use the net proceeds from the Primary Offering, together with cash on hand and borrowings under its revolving credit facility, to fund a portion of the cash consideration for its previously announced pending acquisition of certain mineral and royalty-interest owning subsidiaries of Tumbleweed Royalty IV, LLC (the “Pending Acquisition”).
The Primary Offering is expected to close on September 13, 2024, subject to customary closing conditions.
Goldman Sachs & Co. LLC, BofA Securities and Truist Securities are acting as joint book-running managers for the Primary Offering. Copies of the written base prospectus and prospectus supplement for the Primary Offering may be obtained on the website of the Securities and Exchange Commission, www.sec.gov or, when available, may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com, BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by emailing dg.prospectus_requests@bofa.com; and Truist Securities, Inc., Attention: Equity Capital Markets, 3333 Peachtree Road NE, 9th Floor, Atlanta, GA 30326, by telephone at (800) 685-4786, or by emailing truistsecurities.prospectus@truist.com.
The Class A common stock will be issued and sold pursuant to an effective automatic shelf registration statement on Form S-3ASR previously filed with the Securities and Exchange Commission (the “Registration Statement”).
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Primary Offering may only be made by means of a prospectus supplement and related base prospectus.

About Viper Energy, Inc.
Viper is a publicly traded Delaware corporation that owns and acquires mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin.
Cautionary Note Regarding Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding the completion of the Primary Offering, Viper’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond Viper’s control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to the Pending Acquisition, including its consummation or the realization of the anticipated benefits and synergies therefrom. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in Viper’s filings with the SEC, including the prospectus and prospectus supplement relating to the Primary Offering, the Registration Statement, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, under the caption “Risk Factors,” as may be updated from time to time in Viper’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Viper undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
Investor Contacts:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Austen Gilfillian
+1 432.221.7420
agilfillian@diamondbackenergy.com